Exhibit 21.1

Subsidiaries of Monster Worldwide, Inc.*

Name of Entity	Jurisdiction
MonsterTrak Corporation	California
Affinity Labs, LLC	Delaware
FastWeb, LLC	Delaware
FinAid Page, L.L.C.	Delaware
KJB Holding Corp.	Delaware
Military Advantage, Inc.	Delaware
Monster Asia Pacific Holding Corp.	Delaware
Monster CZ Holdings, LLC	Delaware
Monster Emerging Markets, LLC	Delaware
Monster Government Solutions, LLC	Delaware
Monster International Holding Corp.	Delaware
Monster Labs, LLC	Delaware
Monster Worldwide South Carolina, Inc.	Delaware
Monster Worldwide Technologies, LLC	Delaware
OCC.com Inc.	Delaware
PWP, LLC	Delaware
TalentBin, Inc.	Delaware
Tickle Inc.	Delaware
TMAT Inc.	Delaware
Trovix Inc.	Delaware
Gozaik LLC	Massachusetts
Radiker, Inc.	Massachusetts
Monster Worldwide Austria GmbH	Austria
Monster Belgium NV	Belgium
Monster Worldwide Canada Inc.	Canada
Monster Worldwide Holdings Canada Inc.	Canada
Monster Technologies Prague s.r.o.	Czech Republic
Monster Worldwide C.Z. s.r.o.	Czech Republic
Monster Executive Services Limited	England
Monster Worldwide Holdings Limited	England
Monster Worldwide Limited	England
Monster Worldwide SAS	France
Monster Worldwide Deutschland GmbH	Germany
Monster Worldwide Deutschland Holdings GmbH	Germany
Monster.com Asia Ltd.	Hong Kong
Monster.com Asia Pacific Ltd.	Hong Kong
Monster.com HK Ltd.	Hong Kong
Monster.com India Pvt. Ltd.	India
Monster Worldwide Holdings (Ireland) Ltd.	Ireland
Monster Worldwide Ireland Limited	Ireland
Monster Italia Srl	Italy
TMP Worldwide Italia SpA	Italy
Monster Luxembourg SA	Luxembourg
Monster Malaysia Sdn. Bhd.	Malaysia
Monster Technologies Malaysia Sdn. Bhd.	Malaysia
Monster Worldwide Netherlands B.V.	Netherlands
Monster Worldwide Netherlands Holding B.V.	Netherlands
Monster Worldwide Norway AS	Norway
Monster Recruitment Limited Liability Company	Russia

Exhibit 21.1

Subsidiaries of Monster Worldwide, Inc.*

Name of Entity	Jurisdiction
Monster.com SG Pte. Ltd.	Singapore
JobKorea Ltd.	South Korea
Monster Worldwide, SL	Spain
Monster Worldwide Scandinavia AB	Sweden
Monster Services & Consulting GmbH	Switzerland
Monster Worldwide Switzerland AG	Switzerland

*	The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2014.